                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):                 March 12, 1999



                                    C2, Inc.
             (Exact name of registrant as specified in its charter.)


        Wisconsin                     001-14171                    39-1915787
----------------------------    ----------------------      --------------------
(State of other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)



            700 North Water Street, Suite 1200, Milwaukee, WI 53202
        ------------------------------------------------------------------
           (Address of principal executive offices including zip code.)



                                 (414) 291-9000
                  --------------------------------------------
                         (Registrants' Telephone Number)





                               Page 1 of 22 pages

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a) Financial statements of business acquired.
              ------------------------------------------

          Included are the required financial statements of TLC. These financial statements were not available on February 17, 1999 when the Form 8-K was filed.

          (b) Pro Forma Financial Information.
              --------------------------------

          Included is the required pro forma financial information relating to the acquisition by the Company of two-thirds of the outstanding interests of TLC. This pro forma financial information was not available on February 17, 1999 when the Form 8-K was filed.

                    PRO FORMA SUMMARY COMBINED FINANCIAL DATA


         Set forth below is unaudited pro forma summary combined financial statements as of and for the year ended December 31, 1998.

         The pro forma summary combined statement of income for the year ended December 31, 1998 reflects the effects on the historical results of operations of C2 of the following transactions as if these transactions had occurred on January 1, 1998.

          - the sale of 5,202,664 shares of C2 common stock;
          - the application of the proceeds for the purchase of 666.667 membership units (two-thirds) of TLC from Christiana for approximately $10.7 million;
          - the additional operating expenses associated with corporate charges including officers salaries, professional, legal, occupancy, public company and other corporate related expenses;
          - the establishment of deferred income taxes for TLC; and
          - the establishment of minority interest related to the one-third ownership of TLC not held by C2.

         In addition, the pro forma financial data reflects the following pre-acquisition adjustments:

          - the approximate $3 million repayment by TLC of a note to Christiana;
          - $10 million of borrowings by TLC and subsequent payment of the dividend to Christiana;
          - the additional interest expense associated with these aforementioned increases in outstanding debt and the adjustment to interest expense to reflect the costs of borrowing under TLC's new credit facility; and
          - the cash payment to Christiana for income taxes related to TLC earnings and certain expenses paid by Christiana on behalf of TLC.

The pro forma summary combined balance sheet reflects the affect of the aforementioned transactions as if these transactions had occurred on December 31, 1998.

         The pro forma financial data does not purport to represent what C2's financial position or results of operations would actually have been if such a transaction in fact had occurred on those dates or to project C2's financial position or results of operations for any future period.



                               Page 3 of 22 pages

                    PRO FORMA SUMMARY COMBINED BALANCE SHEET


                                                                       As of December 31, 1998
                                Historical         Pro Forma                Pro Forma            Offering                  As
                                   TLC           Adjustments (1)             C2, Inc.          Adjustments              Adjusted
                             --------------     ---------------           -------------       --------------           ------------

Cash and cash equivalents       $     9,000         $        --    (5)      $     9,000         $20,484,000     (9)     $ 9,826,000
                                                                                                (10,667,000)   (10)
Other current assets             11,842,000                                  11,842,000                                  11,842,000
Total long-term assets           75,210,000           1,086,000    (4)       76,296,000                                  76,296,000
                             --------------      --------------          --------------       -------------            ------------

Total assets                    $87,061,000         $ 1,086,000             $88,147,000         $ 9,817,000             $97,964,000
                             ==============      ==============          ==============        ============            ============

Total current liabilities       $12,997,000         $   505,000    (4)      $13,502,000                                 $13,502,000
Due to Parent company             3,000,000          (3,000,000)   (2)               --                                          --
Liability for purchase of
    666.667 Membership
    Units of TLC                         --          10,667,000    (8)       10,667,000         (10,667,000)   (10)              --
Deferred income taxes                    --           1,553,000    (7)        1,553,000                                   1,553,000
Long-term debt                   35,277,000          10,000,000    (3)       50,566,000                                  50,566,000
                                                      3,000,000    (2)
                                                      2,289,000    (5)
Other liabilities                   330,000           1,808,000    (4)        2,138,000                                   2,138,000
                             --------------      --------------          --------------        ------------           -------------
Total liabilities                51,604,000          26,822,000              78,426,000         (10,667,000)             67,759,000

Minority interest                        --           7,313,000    (6)        7,313,000                                   7,313,000
Preferred stock                          --
Common stock                             --                                                          52,000     (9)          52,000
Additional paid-in capital               --                                                      20,432,000     (9)      20,432,000
Retained earnings/
    Member's equity              35,457,000         (10,000,000)   (3)        2,408,000                                   2,408,000
                                                     (7,313,000)   (6)
                                                     (1,553,000)   (7)
                                                     (1,227,000)   (4)
                                                     (2,289,000)   (5)
                                                    (10,667,000)   (8)
                             --------------      --------------          --------------        ------------            ------------
Total shareholders' equity       35,457,000         (33,049,000)              2,408,000          20,484,000              22,892,000
                             --------------      --------------          --------------        ------------            ------------

Total liabilities and
    Shareholders' equity        $87,061,000         $ 1,086,000             $88,147,000         $ 9,817,000             $97,964,000
                             ==============      ==============          ==============        ============            ============




                               Page 4 of 22 pages

                NOTES TO PRO FORMA SUMMARY COMBINED BALANCE SHEET

(1) The acquisition of 666.667 Membership Units of TLC by C2 represents a combination of entities under common control because a single group of shareholders controlled TLC and will control C2. Accordingly, no purchase accounting adjustments have been recorded and the difference between the acquisition price and the historical cost basis of TLC has been reflected as an equity adjustment.

(2) Represents a $3 million draw on TLC's revolving credit facility and subsequent payment of the Christiana note prior to the acquisition of two-thirds of TLC.

(3) Represents a $10 million draw on TLC's revolving credit facility (interest at LIBOR plus 175 basis points) and subsequent payment of a $10 million dividend to Christiana prior to the Acquisition. $10 million of the required $20 million dividend was paid by TLC prior to December 31, 1998 and is reflected in the historical financial statements.

(4) Represents the book value of certain assets and liabilities of Christiana which were contributed to TLC prior to the acquisition of two-thirds of TLC:


           ASSETS:
           Long-term assets                                                 $ 1,086,000

           LIABILITIES:
           Accrued liabilities                                              $  (505,000)
           Other long-term liabilities                                       (1,808,000)
                                                                       ====================
           Reduction to equity related to asset/liability transfer          $(1,227,000)
                                                                       ====================


(5) Represents the cash payment to Christiana, prior to the acquisition for taxes related to TLC's earnings and certain expenses paid by Christiana on behalf of TLC financed by the revolving credit facility.

(6) Represents the establishment of minority interest for the one-third interest in TLC not owned by C2. Minority interest represents one-third of TLC's member's equity subsequent to the dividend to Christiana and contribution of certain Christiana assets and liabilities.

(7) Represents the establishment of a deferred income tax liability attributed to temporary differences between the purchase price and carryover basis of TLC assets and liabilities.

(8) Represents the liability for cash consideration to be paid to Christiana related to the purchase of 666.667 membership units of TLC.

(9) Represents the amount of net proceeds associated with the sale of 5,202,664 shares of common stock offered by C2 at $4.00 per share, net of expenses of $327,000.

(10) Represents the payment of the purchase price due to Christiana in connection with the acquisition of two-thirds of TLC by C2.


                               Page 5 of 22 pages

                 PRO FORMA SUMMARY COMBINED STATEMENTS OF INCOME



                                                                             For the Year Ended December 31, 1998
                                                               --------------------------------------------------------------------
                                                                    Historical             Pro Forma                Pro Forma
                                                                       TLC                Adjustments                C2, Inc.
                                                               ------------------    ---------------------    ---------------------

Revenues                                                             $90,610,000       $           --               $90,610,000
Operating expenses                                                    83,760,000            1,000,000  (1)           84,760,000
Interest expense                                                       2,586,000            1,615,000  (2)            4,201,000
Other income, net                                                        111,000                   --                   111,000
Income (loss) before minority interest and income taxes                4,375,000           (2,615,000)                1,760,000
Provision for income taxes                                                    --              369,000  (3)              369,000
Minority interest expense                                                     --              837,000  (4)              837,000
Net income (loss)                                                      4,375,000           (3,821,000)                  554,000

Basic and diluted net income per share of common stock                                                                    $0.20 (5)

Weighted average shares outstanding (basic and diluted)                                                               2,750,000 (5)




                               Page 6 of 22 pages

            NOTES TO PRO FORMA SUMMARY COMBINED STATEMENTS OF INCOME

(1) Represents additional operating expenses resulting from corporate expenses, including officers' salaries, occupancy expenses, professional, legal, public company and other corporate related expenses.


                                                                                      For the Year
                                                                                          Ended
                                                                                    December 31, 1998
                                                                                --------------------------
        Officers' salaries                                                               $  390,000
        Occupancy expenses                                                                  150,000
        Other corporate expenses                                                            460,000
                                                                                --------------------------
                                                                                         $1,000,000
                                                                                ==========================

(2) Represents the additional interest expense on the $20 million of additional debt incurred in connection with the $20 million of dividends to Christiana and the increase in interest expense related to higher borrowing rates on the new revolving credit facility as follows:


                                                                                      For the Year
                                                                                          Ended
                                                                                    December 31, 1998
                                                                                --------------------------
        $20 million draw on TLC's revolving credit facility,
        interest at an average rate of LIBOR + 175 basis points                          $1,450,000

        Additional interest expense on historical outstanding debt bearing interest at a rate of LIBOR + 175 basis points (revolving credit facility rate) versus a historical
        rate of LIBOR + 125 basis points                                                    165,000
                                                                                --------------------------
                                                                                         $1,615,000
                                                                                ==========================

(3) Represents the incremental provision of Federal and state income taxes required on the earnings of TLC, in addition to the required adjustment for the tax impact of the pro forma adjustments.

(4) Represents 33.3% of net income allocable to TLC's minority interest owner, calculated as follows:


                                                                                      For the Year
                                                                                          Ended
                                                                                    December 31, 1998
                                                                                --------------------------
        Historical TLC income before minority interest and
            income taxes                                                                $ 4,375,000
        income taxes
        Less:  Pro forma interest expense                                                (1,615,000)
                   Management fees                                                         (250,000)
                                                                                --------------------------
                                                                                          2,510,000
        Minority ownership percentage                                                          33.3%
                                                                                --------------------------
                                                                                        $   837,000
                                                                                ==========================


(5) Basic and diluted income per share have been calculated using the number of shares required to complete the TLC acquisition and pay the expenses of the offering (2,750,000 shares).


                               Page 7 of 22 pages

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                        PAGE
                                                                                                        ----

Report of Independent Public Accountants..................................................................9

Balance Sheets as of December 31, 1998 and 1997..........................................................10

Statements of Income for the years ended December 31, 1998, 1997 and 1996............................................................................................11

Statements of Member's Equity for the years ended December 31, 1998, 1997 and 1996............................................................................................12

Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996............................................................................................13

Notes to Financial Statements............................................................................14



                               Page 8 of 22 pages

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Members of Total Logistic Control, LLC:


         We have audited the accompanying balance sheets of Total Logistic Control, LLC (a Delaware limited liability company and wholly owned subsidiary of Christiana Companies, Inc.) as of December 31, 1998 and 1997, and the related statements of income, member's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total Logistic Control, LLC as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                         ARTHUR ANDERSEN LLP






Milwaukee, Wisconsin
February 5, 1999



                               Page 9 of 22 pages

                           TOTAL LOGISTIC CONTROL, LLC
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                            1998                     1997
                                                                    ----------------------    --------------------
ASSETS:
Current Assets:
    Cash and cash equivalents                                              $     9,000             $   388,000
    Accounts receivable, net                                                 9,411,000               8,694,000
    Inventories                                                              2,346,000                 703,000
    Prepaids and other assets                                                   85,000                 233,000
                                                                    ----------------------    --------------------
       Total current assets                                                 11,851,000              10,018,000
                                                                    ----------------------    --------------------

Long-Term Assets:
    Fixed assets, net                                                       68,996,000              73,261,000
    Goodwill                                                                 5,357,000               5,514,000
    Other assets                                                               857,000                 641,000
                                                                    ----------------------    --------------------
       Total long-term assets                                               75,210,000              79,416,000
                                                                    ----------------------    --------------------

       Total Assets                                                        $87,061,000             $89,434,000
                                                                    ======================    ====================

LIABILITIES AND MEMBER'S EQUITY:
Current Liabilities:
    Current maturities of long-term debt                                   $ 1,848,000             $ 1,245,000
    Accounts payable                                                         6,519,000               4,804,000
    Accrued liabilities                                                      4,630,000               3,579,000
                                                                    ----------------------    --------------------
       Total current liabilities                                            12,997,000               9,628,000
                                                                    ----------------------    --------------------

Due to Parent Company                                                        3,000,000               3,000,000

Long-Term Liabilities:
    Long-term debt, less current maturities                                 35,277,000              33,617,000
    Other liabilities                                                          330,000                 350,000
                                                                    ----------------------    --------------------
       Total long-term liabilities                                          38,607,000              36,967,000
                                                                    ----------------------    --------------------
       Total liabilities                                                    51,604,000              46,595,000
                                                                    ----------------------    --------------------
TOTAL MEMBER'S EQUITY                                                       35,457,000              42,839,000
                                                                    ----------------------    --------------------
       Total liabilities and member's equity                               $87,061,000             $89,434,000
                                                                    ======================    ====================


                       See notes to financial statements.

                              Page 10 of 22 pages

                           TOTAL LOGISTIC CONTROL, LLC
                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                                      1998                   1997                   1996
                                                               -------------------    --------------------    ------------------

Revenues:
    Warehousing and logistic services                               $90,610,000            $90,100,000             $78,349,000

Operating Expenses:
    Warehousing and logistic expenses                                76,211,000             76,368,000              66,179,000
    Selling, general and administrative expenses                      7,549,000              7,526,000               6,937,000
                                                               -------------------    --------------------    ------------------
                                                                     83,760,000             83,894,000              73,116,000
                                                               -------------------    --------------------    ------------------

    Income from operations                                            6,850,000              6,206,000               5,233,000

Other (Income) Expenses:
    Interest expense                                                 (2,586,000)            (2,953,000)             (3,067,000)
    Gain (loss) on disposal of assets                                  (212,000)               238,000              (1,281,000)
    Other income (expenses), net                                        323,000               (576,000)               (165,000)
                                                               -------------------    --------------------    ------------------
                                                                     (2,475,000)            (3,291,000)             (4,513,000)
                                                               -------------------    --------------------    ------------------

    Net income before income taxes                                    4,375,000              2,915,000                 720,000

Provision for Income Taxes:
    Current provision for income taxes                                       --                515,000                 304,000

    Adjustment of deferred income taxes
    resulting from a change in tax status                                    --             11,171,000                      --
                                                               -------------------    --------------------    ------------------

         Net income                                                 $ 4,375,000            $13,571,000             $   416,000
                                                               ===================    ====================    ==================

Basic and diluted income per membership unit                        $     4,375            $    13,571             $       416
                                                               ===================    ====================    ==================

Basic and diluted weighted average
    membership units outstanding                                          1,000                  1,000                   1,000
                                                               ===================    ====================    ==================





                       See notes to financial statements.

                              Page 11 of 22 pages

                           TOTAL LOGISTIC CONTROL, LLC
                          STATEMENTS OF MEMBER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                                                         Membership            Member's
                                                                                           Units                Equity
                                                                                    ------------------  ---------------------

BALANCE, DECEMBER 31, 1996                                                                  1,000             $31,594,000
    Net income                                                                                 --              13,571,000
    Distribution to Christiana for promissory note retirement                                  --              (2,326,000)
                                                                                    ------------------  ---------------------
BALANCE, DECEMBER 31, 1997                                                                  1,000              42,839,000

    Net income                                                                                 --               4,375,000
    Distribution to Christiana for income taxes                                                --              (1,757,000)
    Distribution to Christiana related to Merger Agreement (Note H)                            --             (10,000,000)
                                                                                    ------------------  ---------------------
BALANCE, DECEMBER 31, 1998                                                                  1,000             $35,457,000
                                                                                    ==================  =====================



                       See notes to financial statements.



                             Page 12 of 22 pages

                           TOTAL LOGISTIC CONTROL, LLC
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                                                  1998             1997             1996
                                                                              -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                                    $  4,375,000    $ 13,571,000    $    416,000
Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
    Depreciation and amortization                                                6,254,000       6,753,000       6,690,000
    (Gain) loss on disposal of assets                                              212,000        (238,000)      1,281,000
    Deferred income tax provision                                                       --         (46,000)         52,000
    Adjustment of deferred income taxes resulting
       from a change in tax status                                                      --     (11,171,000)             --
Changes in Assets and Liabilities:
    (Increase) decrease in accounts receivable                                    (717,000)         74,000         856,000
    (Increase) decrease in inventories                                          (1,643,000)       (345,000)        631,000
    (Increase) decrease in prepaids and others assets                              (67,000)        681,000       1,194,000
    Increase (decrease) in accounts payable and accrued liabilities              2,746,000       2,312,000      (1,272,000)
                                                                              ------------    ------------    ------------
       Net cash provided by operating activities                                11,160,000      11,591,000       9,848,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                    (2,845,000)     (2,602,000)    (14,406,000)
    Proceeds from sale of fixed assets                                             801,000         950,000         645,000
                                                                              ------------    ------------    ------------
       Net cash used in investing activities                                    (2,044,000)     (1,652,000)    (13,761,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings (payments) on line of credit, net                                        --      (1,735,000)        (44,000)
    Proceeds from issuance of long-term debt                                    10,000,000              --       6,176,000
    Payment of amounts due to Christiana                                                --        (295,000)             --
    Payment of long-term debt                                                   (7,738,000)     (5,703,000)     (2,157,000)
    Distribution to Christiana for promissory note retirement                           --      (2,326,000)             --
    Distribution to Christiana for income taxes                                 (1,757,000)             --              --
    Distribution to Christiana related to merger agreement                     (10,000,000)             --              --
                                                                               ------------    ------------    ------------

       Net cash provided by (used in) financing activities                      (9,495,000)    (10,059,000)      3,975,000

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                                              (379,000)       (120,000)         62,000

BEGINNING CASH AND CASH EQUIVALENTS, JANUARY 1                                     388,000         508,000         446,000
                                                                              ------------    ------------    ------------

ENDING CASH AND CASH EQUIVALENTS, DECEMBER 31                                 $      9,000    $    388,000    $    508,000
                                                                              ============    ============    ============

Supplemental Disclosures of Cash Flow Information
    Interest paid                                                             $  2,915,000    $  3,065,000    $  3,279,000
    Amounts paid to Parent for income taxes                                   $  1,757,000    $    300,000    $    279,000


                        See notes to financial statements



                              Page 13 of 22 pages

                          NOTES TO FINANCIAL STATEMENTS

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS: Total Logistic Control, LLC ("TLC") is a wholly owned subsidiary of Christiana Companies, Inc. ("Christiana"). TLC was formed on June 30, 1997 as a result of the combination of Wiscold, Inc. ("Wiscold") and Total Logistic Control, Inc. ("Total Logistic"), both former wholly owned subsidiaries of Christiana. The accompanying financial statements have been restated to reflect this combination for all periods presented. The December 31, 1998 and 1997 balance sheets reflect the consolidated results of TLC. The statements of earnings, member's equity and cash flows for the year ended December 31, 1998 and for the period from July 1, 1997 through December 31, 1997 reflect the consolidated results of TLC. The statements of earnings, equity and cash flows for the period from January 1, 1997 through June 30, 1997 and for the year ended December 31, 1996 reflect the combined operations of Wiscold and Total Logistic. All material intercompany transactions have been eliminated. TLC operates in two industry segments (i) refrigerated and non-refrigerated warehousing, and (ii) integrated third-party logistics services including distribution and transportation services predominately in the Midwestern United States.

     REVENUE RECOGNITION: Transportation revenue is recognized when the goods are delivered to the customer. Warehousing revenue is recognized as services are provided. Costs and related expenses are recorded as incurred.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTS RECEIVABLE: Accounts receivable are presented net of an allowance for uncollectable accounts of $200,000 and $310,000 at December 31, 1998 and 1997, respectively. The provision for bad debts was $145,000, $106,000 and $248,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    INVENTORIES: Inventories consist of transportation equipment repair parts and commodities held for distribution under an exclusive logistic contract. These items are carried at their lower of FIFO (first-in, first-out) cost or market value. As of December 31, 1998 and 1997, inventories are comprised of the following:


                                               1998                1997
                                         -----------------    ----------------

          Transportation repair parts      $  137,000             $212,000
          Commodities and other             2,209,000              491,000
                                         -----------------    ----------------
                                           $2,346,000             $703,000
                                         =================    ================



                              Page 14 of 22 pages

    FIXED ASSETS: Fixed assets are carried at cost less accumulated depreciation, which is computed using both straight-line and accelerated methods for financial reporting purposes. The cost of major renewals and improvements are capitalized; repair and maintenance costs are expensed as incurred. Tires related to new equipment are included in the capitalized equipment cost and depreciated using the same methods as equipment. Replacement tires are expensed when placed in service. A summary of the cost of fixed assets, accumulated depreciation and the estimated useful lives for financial reporting purposes is as follows:


                                                                                                   ESTIMATED
                                                     1998                    1997                USEFUL LIVES
                                              --------------------    --------------------    --------------------
Land                                               $ 3,330,000             $ 3,330,000                      --
Machinery and equipment                             54,838,000              56,183,000               5-7 years
Buildings and improvements                          41,047,000              41,570,000             30-32 years
Construction in progress                             1,038,000                 494,000
                                              --------------------    --------------------
                                                   100,253,000             101,557,000
Less:  Accumulated depreciation                    (31,257,000)            (28,316,000)
                                              --------------------    --------------------
                                                   $68,996,000             $73,261,000
                                              ====================    ====================

    GOODWILL: Goodwill is amortized on a straight-line basis over 40 years ($157,000 in 1998, 1997 and 1996). The accumulated amortization at December 31, 1998 and 1997 was $758,000 and $601,000, respectively. TLC continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, TLC uses an estimate of the undiscounted cash flows over the remaining life of the goodwill to measure whether the goodwill is impaired. If impaired, a loss is recognized for the amount by which the carrying value exceeds the fair value.

    CASH AND CASH EQUIVALENTS: TLC considers all highly liquid investments with original maturities of less than ninety days to be cash equivalents.

    INCOME PER MEMBERSHIP UNIT: Basic and Diluted Income per Membership Unit have been restated in accordance with SFAS 128, "Earnings per Share" and have been computed based on the weighted number of units as if the units had been outstanding for all periods presented. As TLC does not have dilutive financial instruments, basic and diluted income per membership unit are the same for all periods presented.

    LONG-LIVED ASSETS: During 1997, TLC adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of." Adoption of this standard did not have an impact on TLC's financial position or results of operations. TLC continually evaluates whether events or circumstances have occurred that may indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, TLC uses an estimate of the undiscounted cash flows over the remaining life of the long-lived assets to measure whether the long-lived assets are impaired. If impaired, a loss is recognized for the amount by which the carrying value exceeds the fair value.


                              Page 15 of 22 pages

B. RELATED PARTY TRANSACTIONS:

    As of December 31, 1998 and 1997, TLC had amounts due to Christiana of $3,000,000 which represented a note payable to Christiana that bears interest at a rate of 8.0% per annum. Related party interest expense was $240,000 for 1998, 1997 and 1996. Prior to the combination of Wiscold and Total Logistic, Total Logistic charged Christiana a management fee related to certain administrative services rendered by TLC on behalf of Christiana. The amount of this management fee was $120,000 and $240,000 for 1997 and 1996, respectively, and is reflected as a reduction to selling, general and administrative expenses in the statement of earnings. The amount of services rendered by Christiana on behalf of TLC for 1998, 1997 and 1996 is not material.

    During 1997, TLC made a payment on behalf of Christiana to retire a promissory note and accrued interest thereon in the amount of $2,326,000. TLC also repaid $295,000 of debt to Christiana during 1997. TLC is required make distributions to Christiana for current taxes payable attributable to TLC's income. During 1998, TLC recorded distributions to Christiana for income taxes of $1,757,000. Also during 1998, TLC made a distribution to Christiana of $10,000,000 to fund Christiana's purchase of additional shares of Waterford International, Inc. in accordance with a Merger Agreement (Note H). These distributions to Christiana are reflected as reductions to Member's Equity in 1998 and 1997 as applicable.

C. INDEBTEDNESS:

    The following is a summary of indebtedness as of December 31, 1998 and 1997:



                                                     1998           1997
                                                ------------   -------------

     Revolving credit agreement                 $ 35,198,000    $ 29,573,000
     Notes payable                                   163,000       3,525,000
     Subordinated Note                             1,764,000       1,764,000
                                                ------------    ------------
                                                  37,125,000      34,862,000
     Less:  Current portion of long-term debt     (1,848,000)     (1,245,000)
                                                ------------    ------------
     Long-term debt                             $ 35,277,000    $ 33,617,000
                                                ============    ============

    TLC has a revolving credit agreement that provides for borrowings at December 31, 1998 of up to $70,000,000. Borrowings under this agreement mature on November 2, 2003 and bear interest, payable monthly at either LIBOR plus 100 basis points, or a floating rate at the bank's prime rate (6.9% at December 31, 1998) and are secured by substantially all of TLC's assets. The revolving credit agreement requires, among other things, that defined levels of net worth and debt service coverage be maintained and restricts certain activities including limitation on new indebtedness and the disposition of assets. As of December 31, 1998, TLC was in compliance with all covenants. No compensating balances are required under the terms of this credit facility.

    TLC's subordinated note bears interest at 8% and is guaranteed by Christiana.


                              Page 16 of 22 pages

    As of December 31, 1998, the future maturities of consolidated indebtedness are as follows:


                   1999                   $ 1,848,000
                   2000                        77,000
                   2001                            --
                   2002                            --
                   2003                    35,200,000

    The weighted average interest rate paid on short-term borrowings 7.69% and 7.65% for 1998 and 1997, respectively. The carrying value of TLC's debt approximates fair value. The carrying amount of TLC's floating rate debt was assumed to approximate its fair value. The fair value of TLC's fixed-rate, long-term notes payable was based on the market value of debt with similar maturities and interest rates. The fixed-rate subordinated note that was given to a former owner of TLC was negotiated in the overall context of the acquisition. TLC believes it is impracticable to obtain the current fair value of this note because of the excessive costs that would have to be incurred to obtain this information.

D. INCOME TAXES:

    Prior to July 1, 1997, TLC was included in the consolidated income tax return of Christiana. The amounts reflected in the financial statements are as if TLC was filing on a stand-alone basis. Income taxes paid as shown in the statement of cash flows represents combined cash payments made to Christiana by TLC.

    Effective June 30, 1997, TLC converted from a C-Corporation to a Limited Liability Company. For purposes of taxation, all earnings of TLC are passed through to its members and taxed at the member level. As TLC was no longer a taxable entity as of June 30, 1997, all deferred taxes of TLC were removed from the balance sheet. The removal of these deferred taxes due to TLC's change in tax status resulted in an increase to earnings of $11,171,000 during fiscal 1997. The $515,000 and $304,000 provision for income taxes for 1997 and 1996, respectively, represents the combined Federal and state income tax provision for the periods during which TLC was a C-Corporation.

         A summary of TLC's provision for income taxes is as follows:

                                              1997                     1996
                                      ---------------------    ----------------------

              Current:
                Federal                         $487,000                 $219,000
                State.                            74,000                   33,000
              Deferred                           (46,000)                  52,000
                                      ---------------------    ----------------------
                                                $515,000                 $304,000
                                      =====================    ======================


    In the event that TLC was a taxable entity, a net deferred tax liability of $11,477,000 and $11,523,000 as of December 31, 1998 and 1997 would have been recorded on the balance sheet. The components are as follows:



                              Page 17 of 22 pages




                                                                1998                    1997
                                                         --------------------    --------------------
            Deferred tax assets:
              Accrued expenses                           $       1,035,000       $         853,000
              Book over tax amortization                           478,000                 595,000
                                                         --------------------    --------------------

                      Total deferred tax assets          $       1,513,000       $       1,448,000
                                                         ====================    ====================
           Deferred tax liabilities:
              Tax over book depreciation                 $      12,990,000       $      12,971,000
                                                         --------------------    --------------------
                      Total deferred tax liabilities     $      12,990,000       $      12,971,000
                                                         ====================    ====================


    A reconciliation of the statutory Federal income tax rate to TLC's effective tax rate for the six months ended June 30, 1997, and for the year ended December 31, 1996, is as follows:


                                                                   1997                  1996
                                                            -------------------   -------------------

           Statutory Federal income tax rate                        34%                   34%
           Increase in taxes resulting from                          4                     4
               State income tax, net
           Other, net                                                4                     4
                                                            -------------------   -------------------
                                                                    42%                   42%
                                                            ===================   ===================

E. EMPLOYEE BENEFIT PLANS:

    Prior to the combination of Wiscold and Total Logistic Control, TLC had two 401(k) plans covering substantially all employees. Upon formation of TLC these plans were merged to form one continuing plan. The expense incurred by TLC related to these plans is not material. TLC does not provide post employment medical or insurance benefits.

F. COMMITMENTS:

    TLC has operating leases for warehousing and office facilities along with certain transportation equipment. Rental expense under these leases was $6,017,000, $6,965,000 and $6,483,000 in 1998, 1997 and 1996, respectively. At
December 31, 1998, future minimum lease payments under these operating leases are as follows:


                          1999                    $4,563,000
                          2000                     4,531,000
                          2001                     3,822,000
                          2002                     2,851,000
                          2003                     2,016,000
                        Thereafter                 9,308,000

G. ACCOUNTING PRONOUNCEMENTS:

    During 1998, TLC adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components. Components of comprehensive income are net income and all other non-member changes in equity. TLC does not have any other comprehensive income items. Accordingly, comprehensive income and net income are the same for all periods presented.


                              Page 18 of 22 pages

    During 1998, the Financial Accountings Standards Board released Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. As TLC does not use derivatives nor engage in hedging activities, this statement will not have an impact on TLC's financial position. Adoption of this statement is required by TLC beginning on January 1, 2000.

H. WEATHERFORD INTERNATIONAL, INC. MERGER AGREEMENT:

    On December 12, 1997, Christiana entered in an agreement with Weatherford International, Inc. ("Weatherford") whereby Weatherford would purchase all of the outstanding shares of Christiana. The terms of the merger provided that each Christiana common share would be converted into (i).7453 shares of Weatherford International, Inc. common stock, (ii) cash in the approximate amount of $4.00, depending upon the balance of certain assets and liabilities at the time of closing and (iii) a contingent cash payment of approximately $1.92 after 5 years, subject to the incurrence of any indemnity claims by Weatherford during this period.

    On August 17, 1998, the shareholders of both Weatherford and Christiana overwhelmingly approved the Merger agreement and sale of TLC to C2, Inc. However, due to a decline in the value of Weatherford's common stock price, the merger transaction was postponed until the conditions were met for Christiana's shareholders to not recognize any taxable gain or loss on their exchange of Christiana shares for Weatherford common stock in the merger. To meet this requirement, Weatherford's stock price was to be approximately $30.00 per share.

    On October 14, 1998, Weatherford and Christiana amended the merger agreement in order to complete the merger on a partially tax-free basis. The revised merger agreement eliminated the requirement for a contingent cash payment after five years. This cash payment was instead used by Christiana to purchase additional Weatherford common stock in the open market. Additionally, Christiana agreed to spend up to $5 million of available cash to purchase additional shares of Weatherford stock, if necessary. The share price of Weatherford stock needed to consummate the merger was reduced from $30 to approximately $13 per share.

    By its terms, the Merger Agreement was consummated on February 8, 1999. At or prior to the completion of the merger:

    (1) TLC declared and paid a $20,000,000 dividend to Christiana. $10,000,000 was declared and paid during 1998 while the remaining $10,000,000 was declared and paid during 1999, prior to the merger.

    (2) Christiana sold 666.667 Membership Units (two-thirds) of TLC to C2, Inc. (a newly formed corporation) for $10,667,000.

    (3) TLC agreed to indemnify Christiana for certain liabilities of Christiana.



                              Page 19 of 20 pages

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







Date:  March    , 1999              C2, Inc.


                                    By:
                                       ------------------------------------
                                       William T. Donovan
                                       Chairman






                              Page 22 of 22 pages

I. SEGMENT INFORMATION:

    TLC divides its operations into two primary segments - warehousing services and logistic services. These segments are determined based upon the primary service lines provided to customers by TLC. However, TLC provides multiple services from both segments to many customers.

    TLC's warehousing segment operates twelve distribution warehouses consisting of seven refrigerated and five non-refrigerated. These distribution centers offer storage, order selection, assembly and repackaging services in addition to inventory management services. In addition, TLC's refrigerated warehousing operations offer temperature sensitive storage, blast freezing and individual quick freeze (IQF) and packaging services.

    TLC's logistic segment offers transportation and logistics management services in addition to international transportation and foodservice distribution services. These services are provided using both owned equipment and third party carrier management services.

    Segment profit for 1998 is revenues less direct and allocable operating expenses. Segment profit for 1997 and 1996 reflects only the segment gross margin as TLC did not specifically allocate selling, general and administrative expenses to its warehousing and logistic segments during these years. Corporate items include interest expense, interest income, amortization expense, other income/expense and income taxes. Corporate items for 1997 and 1996 also include all selling, general and administrative expenses. Beginning in 1998, all corporate depreciation and amortization has been included as a component of warehousing and logistic segment profit. Corporate assets are principally cash and cash equivalents, goodwill, prepaid items and certain nonoperating fixed assets. Corporate capital expenditures consist primarily of computer equipment and software and other nonoperating fixed assets.


                              Page 20 of 22 pages

    Financial information by business segment is as follows:

                                           Warehousing             Logistic
                                            Services               Services                Corporate              Total
                                        -----------------      ------------------      ------------------    ---------------
1998
Revenues                                  $38,099,000            $52,511,000            $         --           $90,610,000
Segment profit                              4,609,000              2,241,000              (2,475,000)            4,375,000
Total assets                               68,644,000             10,723,000               7,694,000            87,061,000
Capital expenditures                        1,888,000                296,000                 661,000             2,845,000
Depreciation and amortization               5,107,000              1,147,000                      --             6,254,000

1997
Revenues                                  $38,395,000            $51,705,000             $        --           $90,100,000
Segment profit                              9,414,000  (1)         4,318,000  (1)           (161,000)           13,571,000
Total assets                               71,927,000             10,424,000               7,083,000            89,434,000
Capital expenditures                        2,146,000                102,000                 354,000             2,602,000
Depreciation and amortization               4,998,000              1,216,000                 539,000             6,753,000

1996
Revenues                                  $44,274,000            $34,075,000             $        --           $78,349,000
Segment profit                              8,273,000  (1)         3,897,000  (1)        (11,754,000)              416,000
Total assets                               76,087,000             10,899,000               7,838,000            94,824,000
Capital expenditures                       13,106,000                994,000                 306,000            14,406,000
Depreciation and amortization               4,652,000              1,578,000                 460,000             6,690,000



(1) Segment profit in 1997 and 1996 does not include an allocation for selling, general and administrative expenses.


                              Page 21 of 22 pages